UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2014 (December 12, 2014)

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122 – 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Potash Corporation of Saskatchewan Inc. (the “Company”) is currently undertaking an extensive review of the Company’s short-, medium- and long-term incentive compensation programs. The Committee believes that these periodic reviews are an important part of maintaining a compensation strategy that is competitive, engaging, cost-effective and aligned with the Company’s corporate strategy. Due to the pending nature of this ongoing review, the Committee has determined that it is impractical to adopt a medium-term incentive plan (“MTIP”) for the performance period commencing January 1, 2015 and ending December 31, 2017. Accordingly, on December 12, 2014 and in lieu of commencing a new 2015—2017 MTIP, the Board, upon the recommendation of the Committee, granted special interim awards to eligible employees of stock options to purchase common shares of the Company under the Company’s 2014 Performance Option Plan (the “2014 Plan”), which was approved by the shareholders of the Company on May 15, 2014 at its Annual and Special Meeting of Shareholders. These grants are intended to represent one year of MTIP value and included awards of stock options granted to the following named executive officers of the Company in the amounts set forth below:

Named Executive Officer	Number of Stock Options

Wayne R. Brownlee	46,500

G. David Delaney	46,500

Stephen F. Dowdle	20,200

Joseph A. Podwika	20,200

The Company’s President and Chief Executive Officer, Mr. Jochen Tilk, was not granted any interim stock options because pursuant to the terms of his employment agreement he would not have otherwise been entitled to participate in the 2015—2017 MTIP.

The stock options have an exercise price per share of Cdn$40.42 for those stock options denominated in Canadian dollars and an exercise price per share of US$35.07 for those stock options denominated in US dollars. The stock options become vested and exercisable, if at all, based upon the extent to which performance objectives set forth in the 2014 Plan for the three-year measurement period starting January 1, 2014 and ending December 31, 2016 are achieved. Copies of the 2014 Plan and Form of Option Agreement were filed as Exhibit 10(a) to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph A. Podwika
Name:	Joseph A. Podwika
Title:	Senior Vice President, General Counsel and Secretary

Dated: December 15, 2014